Exhibit 4.1

[Execution Copy]

AMENDMENT NO. 1, dated as of May 27, 2011 (this “Amendment No. 1”), to the Syndicated Facility Agreement – ABL Revolving Facility, dated as of September 30, 2009, among ACCO Brands Corporation (“Holdings”), each Domestic Subsidiary of Holdings set forth on the signature pages hereto (together with Holdings and each other Domestic Subsidiary of Holdings that becomes a U.S. Borrower pursuant to Section 9.14(c)(i) of the Credit Agreement (as defined below), collectively, the “U.S. Borrowers”), each Australian Subsidiary of Holdings set forth on the signature pages hereto (together with each other Australian Subsidiary of Holdings that becomes an Australian Borrower pursuant to Section 9.14(c)(ii) of the Credit Agreement, collectively, the “Australian Borrowers”), each Canadian Subsidiary of Holdings set forth on the signature pages hereto (together with each other Canadian Subsidiary of Holdings that becomes a Canadian Borrower pursuant to Section 9.14(c)(ii) of the Credit Agreement, collectively, the “Canadian Borrowers”), each Dutch Subsidiary of Holdings set forth on the signature pages hereto (together with each other Dutch Subsidiary of Holdings that becomes a Dutch Borrower pursuant to Section 9.14(c)(ii) of the Credit Agreement, collectively, the “Dutch Borrowers”), each U.K. Subsidiary of Holdings set forth on the signature pages thereto (together with each other U.K. Subsidiary of Holdings that becomes a U.K. Borrower pursuant to Section 9.14(c)(ii) of the Credit Agreement, collectively, the “U.K. Borrowers,” together the Australian Borrowers, Canadian Borrowers and Dutch Borrowers, collectively, the “Foreign Borrowers,” and the Foreign Borrowers together with the U.S. Borrowers, collectively, the “Borrowers”), the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and Deutsche Bank AG New York Branch, Bank of America, N.A., and General Electric Capital Corporation, as Co-Collateral Agents (said Syndicated Facility Agreement – ABL Revolving Facility, as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers desire to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 13.12 of the Credit Agreement provides that the Credit Parties and the Required Lenders (or in certain cases, all Lenders directly affected thereby) may amend the Credit Agreement and the other Credit Documents;

WHEREAS, effective as of the Amendment No. 1 Effective Date (as defined below) each Lender consenting (each a “Consenting Lender”) to the Amendment No. 1 has agreed to the amendment of the Credit Agreement as set forth in Section 1 hereto.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

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Section 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows:

(a) The definition of “Applicable Margin” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “the Adjustable Applicable Margins shall be those that correspond to a Historical Excess Availability at Level I” in the second last sentence of such definition and inserting the following text in its stead “the Adjustable Applicable Margins shall be those that correspond to a Historical Excess Availability at Level III”

(b) The definition of “Intercompany Note” contained in Section 1.01 of the Credit Agreement is hereby deleted and the following is inserted in its stead:

“Intercompany Note” shall mean a master intercompany note evidencing all Intercompany Loans and/or individual intercompany notes evidencing particular Intercompany Loans, duly executed and delivered substantially in the form of Exhibit K (or such other form as shall be reasonably satisfactory to the Administrative Agent), with blanks completed in conformity herewith.

(c) Clause (l) of Section 9.01 of the Credit Agreement is hereby deleted and the following is inserted in its stead:

“9.01. Information Covenants. Holdings will furnish to each Lender:

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“(l) Field Examinations; Appraisals. Upon the request of the Co-Collateral Agents, (x) an appraisal of the Inventory of the ABL Credit Parties and (y) a collateral examination of the Inventory and Accounts of the ABL Credit Parties, in each case, in scope satisfactory to the Co-Collateral Agents, and from a third-party appraiser and a third-party consultant reasonably satisfactory to the Co-Collateral Agents (and, to the extent such third-party appraiser is not Great American Group and/or such third-party consultant is not FTI Consulting, Holdings), and completed at the cost of the Borrowers; provided, however, so long as no Event of Default exists, the Co-Collateral Agents may make ~~two~~ one request in respect of each of clause (x) and (y) above during each fiscal year (or, during any period (A) commencing on the date on which the Excess Availability is less than or equal to $35,000,000 and (B) ending on the first date thereafter on which the Excess Availability has been greater than $35,000,000 for 30 consecutive days, ~~four~~two additional requests in each jurisdiction in respect of clauses (x) above and ~~two requests~~one additional request in respect of clause (y) above) in any fiscal year of Holdings, in each case at the cost of the Borrowers [additional language in bold or marked as stricken].”

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(d) Clauses (iv) and (ix) of Section 10.02 of the Credit Agreement are hereby deleted and the following are inserted in their stead:

“10.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise disposes of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

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(iv) Holdings and its Subsidiaries may sell (I) the assets or capital stock or other Equity Interests of GBC Fordigraph Pty Ltd (AU) so long as such sale is consummated prior to December 31, 2011 or (II) other assets (other than (A) the capital stock or other Equity Interests of any Wholly-Owned Subsidiary, unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (iv) or (B) ABL Priority Collateral), so long as (v) in the case of clause (I) above, immediately after giving effect to such sale (a) there is at least one other Australian Borrower and (b) the Aggregate Australian Exposure at such time shall not exceed the lesser of (i) 100% of the Australian Borrowing Base at such time and (ii) $54,000,000, (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm’s-length transaction and Holdings or the respective Subsidiary receives at least Fair Market Value, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c) and (z) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (iv) (excluding cash and non-cash proceeds received from (a) the sale of real property located at Bretton Way, Peterborough, Cambridgeshire, England or (b) the sale of the assets or capital stock or other Equity Interests of GBC Fordigraph Pty Ltd (AU) so long as in the case of clause (b) such sale is consummated prior to December 31, 2011) shall not exceed $10,000,000 in any fiscal year of Holdings (for this purpose, using the Fair Market Value of property other than cash [new language in bold];

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(ix) (i) any Domestic Subsidiary or Foreign Subsidiary of Holdings may be merged, consolidated or liquidated with or into Holdings (so long as Holdings is the surviving Person of any such merger, consolidation or liquidation) or another U.S. Credit Party (so long as a U.S. Credit Party is the surviving Person of any such merger, consolidation or liquidation), (ii) any Foreign Credit Party may be merged (or amalgamated), consolidated or liquidated with or into any Foreign Credit Party organized in the same jurisdiction, and (iii) any Foreign Subsidiary of Holdings (other than a Foreign Credit Party) may be merged (or amalgamated), consolidated or liquidated with or into any Wholly-Owned Foreign Subsidiary or Wholly-Owned Domestic Subsidiary of Holdings (so long as, in the case of a merger, consolidation or liquidation, a Wholly-Owned Foreign Subsidiary or Wholly-Owned Domestic Subsidiary is the surviving Person of any such merger, consolidation or liquidation); provided that any such merger (or amalgamation), consolidation or liquidation shall only be permitted pursuant to this clause (ix), so long as (A) no Default or Event of Default then exists or would exist immediately after giving effect thereto, (B) any security interests granted to the Collateral Agent for the benefit of the Secured Parties in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger (or amalgamation), consolidation or liquidation), (C) if any Person subject to any such merger (or amalgamation), consolidation or liquidation is a Borrower, the surviving Person, in the case of a merger, consolidation or liquidation is a Borrower, the surviving Person, in the case of a merger, consolidation or liquidation, also shall be a Borrower, and in the same of an amalgamation, the Person resulting from such amalgamation assumes all obligations of the predecessor Borrower and (D) if the Person to be merged (or amalgamated), consolidated or liquidated into or with another Person as contemplated above is party to the U.S. Guaranty or the Foreign Guaranty, in the case of a merger, consolidation or liquidation, the nature and scope of the obligations of such Person under such U.S. Guaranty or such Foreign Guaranty, as the case may be, are substantially identical to the nature and scope of the obligations of such other Person under such U.S. Guaranty or such Foreign Guaranty, as the case may be, and in the case of an amalgamation, the Person resulting from such amalgamation assumes all obligations of the predecessor Guarantor [additional language in bold];”

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(e) Clauses (i) and (ii) of Section 10.03 of the Credit Agreement are hereby deleted and the following are inserted in their stead:

“10.03 Dividends. Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that”

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(i) any Subsidiary of Holdings may pay ~~cash~~ Dividends to Holdings or to any Wholly-Owned Domestic Subsidiary of Holdings and any Foreign Subsidiary of Holdings also may pay ~~cash~~ Dividends to any Wholly-Owned Foreign Subsidiary of Holdings, provided that, with respect to any non-cash Dividend, no Default or Event of Default shall have occurred and be continuing at the time of such non-cash Dividend or immediately after giving effect thereto;

(ii) any Non-Wholly-Owned Subsidiary of Holdings may pay ~~cash~~ Dividends to its shareholder, member or partners generally, so long as Holdings or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary, provided that, with respect to any non-cash Dividend, no Default or Event of Default shall have occurred and be continuing at the time of such non-cash Dividend or immediately after giving effect thereto [changed language shown as stricken and new language in bold];”

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(f) Clauses (vi) and (x) of Section 10.04 of the Credit Agreement are hereby deleted and the following are inserted in their stead:

“10.04 Indebtedness. Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

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(vi) Indebtedness consisting of guaranties by (i) the U.S. Credit Parties of each other’s Indebtedness, (ii) the Foreign Credit Parties of each other’s Indebtedness, (iii) Wholly-Owned Foreign Subsidiaries (other than a Foreign Credit Party) of each other’s Indebtedness and (iv) the U.S. Credit Parties of Foreign Credit Parties’ Capitalized Lease Obligations or obligations under operating leases, in each case to the extent that the guaranteed Indebtedness is otherwise permitted under this Agreement [additional language in bold];

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(x) (x) Indebtedness of Holdings (which may be guaranteed on a like basis by the U.S. Credit parties) under the Senior Secured Notes Documents in an aggregate principal amount not to exceed ~~$460,000,000~~ $495,000,000 (as reduced by any repayments or prepayments of principal thereof made on or after the Effective Date) and (y) unsecured Indebtedness of Holdings (which may be guaranteed on a like basis by the U.S. Credit Parties) under the Existing Senior Subordinated Notes Documents in an aggregate principal amount not to exceed $301,000,000 (as reduced by any repayments or prepayments of principal thereof made on or after the Effective Date [changed language in bold or shown as stricken];”

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(g) Clauses (viii) and (ix) of Section 10.05 of the Credit Agreement are hereby deleted and the following are inserted in their stead:

“10.05 Advances, Investments and Loans. Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

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(viii) Holdings or any of its Wholly-Owned Subsidiaries may make intercompany loans and advances to Holdings or any of its Wholly-Owned Subsidiaries (such intercompany loans and advances, collectively, the “Intercompany Loans”); provided that (a) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made by any U.S. Credit Party to any ABL Credit Party (other than any U.S. Credit Party) pursuant to this clause (viii) (excluding the principal amount of Intercompany Loans made by any U.S. Credit Party to any ABL Credit Party outstanding on the Amendment No. 1 Effective Date and listed on Schedule 10.05(viii) (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore set forth in sub-clause (a) of the proviso in Section 10.05(ix) (for this purposes, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), exceed $30,000,000 (determined without regard to any write-downs or write-offs of such loans and advances and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (b) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made by any ABL Credit Party to any Credit Party (other than an ABL Credit Party) pursuant to this clause (viii), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore set forth in sub-clause (b) of the proviso in Section 10.05(ix) (for this purposes, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), exceed $50,000,000 (determined without regard to any write-downs or write-offs of such loans and advances and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (c) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made by any Credit Party to any Wholly-Owned Subsidiary of Holdings which is not a Credit Party pursuant to this clause (viii), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore set forth in sub-clause (c) of the proviso in Section 10.05(ix) (for this purposes, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), exceed ~~$25,000,000~~$35,000,000 (determined without regard to any write-downs or write-offs of such loans and advances and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (d) no Intercompany Loan set forth in sub clauses (a), (b), or (c) above may be made at any time that a Default or an Event of Default has occurred and is continuing (e) each Intercompany Loan shall be evidenced by an Intercompany Note, (f) each such Intercompany Note owned or held by an ABL Credit Party shall be pledged to the Collateral Agent pursuant to terms of the applicable Security Document, (g) each Intercompany Loan made by any Subsidiary of Holdings that is not an ABL Credit Party to a Credit Party shall be subject to the subordination provisions contained in the respective Intercompany Note and (h) any Intercompany Loans made to any Credit Party pursuant to this clause (viii) shall cease to be permitted by this clause (viii) if such Credit Party, ceases to constitute a Credit Party [additional language in bold; changed language shown as stricken];

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(ix) Holdings or any of its Wholly-Owned Subsidiaries may make capital contributions to, or acquire Equity Interests of, their respective Wholly-Owned Subsidiaries; provided that (a) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Amendment No. 1 Effective Date made, or acquired, by any U.S. Credit Party to, or of, any of its Subsidiaries which are an ABL Credit Party (other than a U.S. Credit Party) (for this purpose, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans set forth in sub-clause (a) of the proviso in Section 10.05(viii) (excluding the principal amount of Intercompany Loans made by any U.S. Credit Party to any ABL Credit Party outstanding on the Amendment No. 1 Effective Date and listed on Schedule 10.05(viii) (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof) (determined without regard to any write-downs or write-offs thereof and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed an amount equal to $30,000,000 (b) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Amendment No. 1 Effective Date made, or acquired, by any ABL Credit Party to, or of, any of its Subsidiaries which are a Credit Party (other than an ABL Credit Party) (for this purpose, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans set forth in sub-clause (b) of the proviso in Section 10.05(viii) (determined without regard to any write-downs or write-offs thereof and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed an amount equal to $50,000,000, (c) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Amendment No. 1 Effective Date made, or acquired, by any Credit Party to, or of, any of its Wholly-Owned Subsidiaries which are not a Credit Party (for this purpose, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans set forth in sub-clause (c) of the proviso in Section 10.05(viii) (determined without regard to any write-downs or write-offs thereof and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed an amount equal to ~~$25,000,000~~$35,000,000, (d) no contribution, capitalization or forgiveness set forth in sub-clauses (a), (b) or (c) above may be made at any time that a Default or an Event of Default has occurred and is continuing, (e) in the case of any contribution to an ABL Credit Party, any security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents in any assets so contributed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken and (f) any Investment made in or to be made to any Credit Party pursuant to this clause (ix) shall cease to be permitted by this clause (ix) if such Credit Party, ceases to constitute a Credit Party [added language in bold; changed language shown as stricken];”

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(h) Clause (a) of Section 13.07 of the Credit Agreement is hereby deleted and the following is inserted in its stead:

“13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Lenders); provided that, (i) except as otherwise specifically provided herein, all computations of the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Sections 9.16 and 10 ~~10.07~~, shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of Holdings referred to in Section 8.05(a) for the fiscal year ended December 31, 2008, (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis, (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9, amounts so incurred or expended (to the extent incurred or expended in a currency other than U.S. Dollars) shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate U.S. Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of U.S. Dollars, all outstanding amounts originally incurred or spent in currencies other than U.S. Dollars shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the U.S. Dollar amount outstanding at any time) and (iv) all financial statements delivered hereunder shall be prepared, and all financial covenants and other financial calculations contained herein shall be determined, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof. [added language in bold; changed language shown as stricken]”

(i) Exhibit K to the Credit Agreement is hereby restated in the form attached hereto as Exhibit K;

(j) Schedule 10.05(viii) to the Credit Agreement is hereby restated in the form attached hereto as Schedule 10.05(viii).

Section 2. Release of Collateral. Upon the consummation of the sale of the assets or capital stock or other Equity Interests of GBC Fordigraph Pty Ltd (AU) after the Amendment No.1 Effective Date in accordance with the provisions of Section 10.02(iv) of the Credit Agreement, Collateral Agent shall take all actions, at the request and expense of Holdings, necessary to (in each case without recourse and without any representation or warranty of any kind) (i) release the Collateral so sold, including without limitation, any Equity Interests of GBC Fordigraph Pty Ltd so sold, and (ii) remove GBC Fordigraph Pty Ltd (AU) as a Guarantor under any Foreign Guaranty and as a Borrower under the Credit Agreement to the extent all the Equity Interests of GBC Fordigraph Pty Ltd (AU) are so sold.

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Section 3. Representations and Warranties, No Default. The Borrowers hereby represent and warrant that as of the Amendment No. 1 Effective Date, both immediately before and after giving effect to the amendments set forth in this Amendment No. 1, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 4. Effectiveness. This Amendment No. 1 shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following condition has been satisfied:

(i) Consents. The Administrative Agent shall have received (including by way of facsimile or other electronic transmission) executed signature pages hereto from Lenders constituting Required Lenders and each Borrower.

Section 5. Expenses. The Borrowers shall pay all outstanding reasonable out-of-pocket expenses of the Administrative Agent including any incurred in connection with the preparation, execution and delivery of this Amendment No. 1 and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of White & Case LLP counsel for the Administrative Agent).

Section 6. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Applicable Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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Section 8. Headings. The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Amendment No. 1. Except as expressly set forth herein, (i) this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agents or the Loan Parties under the Credit Agreement or any other Credit Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof. This Amendment No. 1 shall constitute a Credit Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment No. 1.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

HOLDINGS:

ACCO BRANDS CORPORATION
as a U.S. Borrower

By:	/s/ Neal V. Fenwick
Name:	Neal V. Fenwick
Title:	Executive Vice President, and
Chief Financial Officer

U.S. BORROWERS:

ACCO BRANDS USA LLC, as a U.S. Borrower

By:	/s/ Neal V. Fenwick
Name:	Neal V. Fenwick
Title:	Executive Vice President, and
Chief Financial Officer

DAY-TIMERS, INC., as a U.S. Borrower

By:	/s/ Neal V. Fenwick
Name:	Neal V. Fenwick
Title:	Vice President

GENERAL BINDING CORPORATION, as a U.S. Borrower

By:	/s/ Neal V. Fenwick
Name:	Neal V. Fenwick
Title:	Executive Vice President

AUSTRALIAN BORROWERS:

ACCO AUSTRALIA PTY. LIMITED, as an Australian Borrower

By:	/s/ Esmond Kilov
Name:	Esmond Kilov
Title:	Director

By:	/s/ Victor Biggs
Name:	Victor Biggs
Title:	Director

GBC FORDIGRAPH PTY LTD (AU), as an Australian Borrower

By:
Name:	Steven Rubin
Title:	Director

By:
Name:
Title:

AUSTRALIAN BORROWERS:

ACCO AUSTRALIA PTY. LIMITED, as an Australian Borrower

By:
Name:	Esmond Kilov
Title:	Director

By:
Name:	Victor Biggs
Title:	Director

GBC FORDIGRAPH PTY LTD (AU), as an Australian Borrower

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Director

By:	/s/ Stuart Macdonald
Name:	Stuart Macdonald
Title:	Director

CANADIAN BORROWER:

ACCO BRANDS CANADA INC., as a Canadian Borrower

By:	/s/ Neal V. Fenwick
Name:	Neal V. Fenwick
Title:	Vice President and Treasurer

U.K. BORROWERS:

ACCO EASTLIGHT LIMITED, as a U.K. Borrower

By:	/s/ Emma Davies
Name:	Emma Davies
Title:	Director

By:	/s/ Richard Geddie
Name:	Richard Geddie
Title:	Company Secretary

ACCO UK LIMITED, as a U.K. Borrower

By:	/s/ Andy Page
Name:	Andy Page
Title:	Director

By:	/s/ Richard Geddie
Name:	Richard Geddie
Title:	Company Secretary

DUTCH BORROWERS:

ACCO BRANDS BENELUX B.V., as a Dutch Borrower

By:	/s/ Emma Davies
Name:	Emma Davies
Title:	Managing Director

ACCO NEDERLAND HOLDINGS B.V., as a Dutch Borrower

By:	/s/ Emma Davies
Name:	Emma Davies
Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent, Co-Collateral Agent and Collateral Agent

By:	/s/ Carin Keegan
Name:	Carin Keegan
Title:	Director

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Director

BANK OF AMERICA, N.A., Individually and as Co-Collateral Agent

By:	/s/ William Di Cicco
Name:	William DiCicco
Title:	Vice President

By:	/s/ Medina Sales De Andrade
Name:	Medina Sales De Andrade
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, Individually and as Co-Collateral Agent

By:	/s/ Tom Chapman
Name:	Tom Chapman
Title:	Duly Authorized Signatory

BANK OF MONTREAL, as a Lender

By:	/s/ Craig Thistlethwaite
Name:	Craig Thistlethwaite
Title:	Director

CREDIT SUISSE AG, CAYMAN ISLANDS
Branch, as a Lender (fka, Credit Suisse, Cayman Islands Branch)

By:	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Vice President

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Associate

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:	/s/ Thomas Forbath
Name:	Thomas Forbath
Title:	Vice President

EXHIBIT K

FORM OF MASTER INTERCOMPANY NOTE

This Note, and the obligations of each payor signatory (the “Payor”) hereunder, all as set forth on Schedule A attached hereto and incorporated herein, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in Section 1.07 of Annex A hereto) on the terms and conditions set forth in Annex A hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety. Annex A shall not be amended, modified or supplemented without the written consent of the Required Lenders (as defined in the ABL Facility Agreement referred to below) (or, after such ABL Facility Agreement has been terminated, the other holders holding a majority of the outstanding other Senior Indebtedness).

This Note evidences one of the “Intercompany Loans” made pursuant to that certain Multi-Party Financing Agreement, dated as of August 17, 2005, among ACCO Brands Corporation, a Delaware corporation and certain its affiliates listed on Schedule A thereto (as amended, restated, modified and/or supplemented from time to time, the “Intercompany Loan Agreement”). Capitalized terms not defined herein shall have the meaning set forth in the Intercompany Loan Agreement.

New York, New York

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FOR VALUE RECEIVED, each payor signatory hereto (individually, a “Payor” and collectively, “Payors”), hereby promises to pay to the order of the Persons listed as a payee (the “Payee”) on Schedule A attached hereto and incorporated herein, as the same may be modified, amended or updated from time to time, in the currency listed on such Schedule A, in immediately available funds, at such location as the applicable Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the applicable Payee to the applicable Payor established on their respective books and records or evidenced by an Intercompany Loan Agreement in accordance with the applicable Intercompany Loan Agreement and related Intercompany Loan Term Sheet.

Each Payor also promises to pay interest on the applicable unpaid principal amount hereof in like money at said location from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee in the case of loans and advances evidenced by an Intercompany Loan Agreement in accordance with each such Intercompany Loan Agreement and related Intercompany Loan Term Sheet. Notwithstanding anything to the contrary contained herein, this Note shall evidence all loans and advances from each Payee to each Payor including, without limitation, those not evidenced by another note, instrument or writing.

Subject to limitations set forth in the Intercompany Loan Agreements and herein, the outstanding balances of all advances under this Note may fluctuate from time to time and shall be reduced by repayments made by the applicable Payor and increased by advances made by the applicable Payee. Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to any Payor or (y) any exercise of remedies pursuant to the ABL Facility Agreement referred to below, the unpaid principal amount owing by the applicable Payor (with respect to clause (x)) or all Payors with (respect to clause (y)) shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

This Note is the Intercompany Note referred to in the Syndicated Facility Agreement – ABL Revolving Facility, dated as of September 30, 2009, among ACCO Brands Corporation (“Holdings”), certain other Subsidiaries of Holdings from time to time party thereto, the lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “ABL Facility Agreement”) and is subject to the terms of the ABL Facility Agreement, and shall be pledged by the Payee pursuant to the relevant Security Document (as defined in the ABL Facility Agreement). Each Payor hereby acknowledges and agrees that the collateral agent under the relevant Security Document may, pursuant to the relevant Security Document as in effect from time to time, exercise all rights provided therein with respect to this Note.

Each Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the applicable Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Name of Applicable Payor]		[Name of Applicable Payor]

By:		By:
	Name:		Name:
	Title:		Title:

[Name of Applicable Payee]		[Name of Applicable Payee]

By:		By:
	Name:		Name:
	Title:		Title:

Schedule A

List of Payees

ANNEX A

TO

MASTER INTERCOMPANY NOTE

Section 1.01. Subordination of Liabilities. Each Payor, for itself, its successors and assigns, covenants and agrees, and each holder of the promissory note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02. Payors Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including, without limitation, interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) due and owing in respect thereof shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness and neither any Payor nor any person or other entity on its behalf may make any payment of Subordinated Indebtedness, or acquire any Subordinated Indebtedness for cash, property or securities until all Senior Indebtedness has been paid in full in cash if any Default or Event of Default (each as defined below) is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any Default or Event of Default in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the terms “Default” and “Event of Default” shall mean any Default or Event of Default (or any similar term), respectively, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior Indebtedness.

(b) In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, any payment shall be made on account of the Subordinated Indebtedness at a time when payment is not permitted by the terms of the Note or by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness pursuant to the terms thereof or otherwise) remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, each Payor shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

Annex A

Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of each Payor. (a) Upon any distribution of assets of any Payor upon any total or partial dissolution, winding up, liquidation or reorganization of such Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors, marshalling of assets or otherwise and whether voluntary or involuntary):

(i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post- petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(ii) any payment or distribution of assets of any Payor of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person or entity making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid (after giving effect to the relative priorities of such Senior Indebtedness pursuant to the terms thereof or otherwise), after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(iii) in the event that, notwithstanding the foregoing provisions of this Section

1.03, any payment or distribution of assets of any Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness pursuant to the terms thereof or otherwise) remaining unpaid or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(b) To the extent any payment of Senior Indebtedness (whether by or on behalf of any Payor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

Annex A

(c) If the holder of the Note does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introduction paragraph of this Section 1.03 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the holder of the Note.

(d) Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, each Payor shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of such Payor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of any Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of each Payor or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between a Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by such Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05. Obligation of Payors Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between any Payor and the holder of the Note, the obligation of such Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of any Payor, other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided herein, prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of any Payor received upon the exercise of any such remedy. Upon any distribution of assets of any Payor referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of any Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

Annex A

Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Payors or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Payor or by any act or failure to act by any such holder, or by any noncompliance by any Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, or alter or increase the amount of, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations of the Payors under, or in respect of, (i) the ABL Facility Agreement and each other Credit Document (as defined in the ABL Facility Agreement) to which any Payor is a party, and any renewal, extension, restatement, refinancing or refunding of any thereof, (ii) each Secured Hedging Agreement (as defined in the ABL Facility Agreement), (iii) each Secured Cash Management Agreement (as defined in the ABL Facility Agreement) and (iv) each Senior Secured Note Document (as defined in the ABL Facility Agreement), in each case including any guaranty thereof under the relevant Guaranty (as defined in the ABL Facility Agreement) or Subsidiary Guaranty (as defined in the Senior Secured Notes Indenture) of any Payor. As used herein, the term “Obligation” shall mean all principal, interest, premium, reimbursement obligations, penalties, fees, expenses, indemnities and other liabilities and obligations (including, without limitation, any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding).

Section 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by any Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

Schedule 10.05(viii)

Advances, Investments and Loans

Intercompany Loans made by any U.S. Credit Party to any ABL Credit Party

Lender	Borrower	Principal Amount	Date of Issuance	Maturity Date
ACCO Brands Corporation	ACCO Brands Benelux B.V.	EUR 20,470,690	May 27, 2011	June 1, 2011
ACCO Brands Corporation	ACCO UK Limited	USD 3,000,000	March 2, 2011	June 1, 2011